EXHIBIT 10.48

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                               335 Connie Crescent
                             Concord Ontario L4K 5R2
                                                                February 5, 2009

Mr. Praveen Nair

                      Re: Amendment to Employment Agreement

Dear Praveen:

Reference is made to your employment agreement dated as of February 4, 2008, between you and Environmental Solutions Worldwide, Inc. (the "Original Employment Agreement"). Terms not otherwise defined herein shall have the definition set forth in the Original Employment Agreement. This confirms our agreement to continue and amend the Original Employment Agreement effective January 1, 2009 as follows:

1. Exhibit A of the Original Employment Agreement is amended and restated as follows:

            "(a) Salary. The Company shall pay employee a base salary (the "BASE SALARY") of one hundred twenty thousand dollars ($120,000.00 CN) per annum, payable in accordance with the Company's payroll practices and subject to all legally required or customary withholdings."

Except as otherwise amended hereby, the Original Employment Agreement shall continue in full force and effect in accordance with its terms.

Please indicate your acceptance of and agreement with the foregoing amendments to the Original Employment Agreement by signing and returning a copy of this letter.

                                         Sincerely,

                                         ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

                                         David Johnson

                                         President and Chief Executive Officer

Accepted and Agreed:


---------------------------

Praveen Nair

Dated: